UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2006

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

1225 Charleston Road
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communciations pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 22, 2006, MIPS Technologies, Inc. issued a press release announcing the engagement of Catherine Hunt Rundle as Vice President and General Counsel. Sandy Creighton, former General Counsel, is now the Vice President of Human Resources and Corporate Administration. A copy of the press release is attached as Exhibit 99.01 to this Current Report.

In addition, Ms. Rundle has entered into the Company's standard Indemnification Agreement and standard Change in Control Agreement, and a compensatory plan outlined in an offer letter. For more complete information, you are referred to the full text of the offer letter which is attached to this Form 8-K as exhibit 99.02.

Item 9.01.   Financial Statements and Exhibits.

(c)       Exhibits

             99.01    Press Release entitled MIPS Technologies Names Kate Rundle Vice President, General Counsel

             99.02    Offer Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2006

MIPS TECHNOLOGIES, INC.
(Registrant)

By: /s/ MERVIN S. KATO
Mervin S. Kato
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press Release entitled MIPS Technologies Names Kate Rundle Vice President, General Counsel
99.02	Offer Letter